EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Mersana Therapeutics, Inc. is filed on behalf of each of us.

Dated: December 26, 2024

Nextech Crossover I SCSp

By:

Nextech Crossover I GP S.à r.l.

its

General Partner

By:

/s/ Ian Charoub

Name: Ian Charoub

Title: Manager

By:

/s/ Costas Constantinides

Name: Costas Constantinides

Title: Manager

Nextech Crossover I GP S.à r.l.

By:

/s/ Ian Charoub

Name: Ian Charoub

Title: Manager

By:

/s/ Costas Constantinides

Name: Costas Constantinides

Title: Manager

/s/ Ian Charoub

Ian Charoub

/s/ Costas Constantinides

Costas Constantinides

/s/ Rocco Sgobbo

Rocco Sgobbo